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                                                                    EXHIBIT 8.2


                                                              H & H DRAFT 6/4/97

              [FORM OF OPINION TO BE RENDERED AT CLOSING REGARDING
            THE TAX CONSEQUENCES OF THE CONSOLIDATION TRANSACTIONS]





                              _____________, 1997




Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
Two North Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:

                 We have acted as special tax counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), and EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in connection with the series of related transactions (collectively, the "Consolidation Transactions") in which (i) ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, and Zell/Merrill Lynch Opportunity Partners IV Trust (collectively, the "ZML REITs") will merge into the Company, with the shareholders of the ZML REITs receiving shares of beneficial interest ("Shares") in the Company, (ii) Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV (collectively, the "Opportunity Partnerships") will contribute all of their assets to the Operating Partnership, a newly formed limited partnership in which the Company will be the managing general partner, in exchange for units of limited partnership interest in the Operating Partnership ("Units"), and (iii) the Company will consummate an initial public offering of it0s Shares, all as more fully described in the Private Placement Memorandum dated _______________, 1997 (the "Private Placement Memorandum").
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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 2

                 In connection with the Consolidation Transactions, we have been asked to provide you with the opinions on certain federal income tax matters set forth in this letter. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Private Placement Memorandum.

BASES FOR OPINIONS

                 The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service ("IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue merely represents counsel's best judgment with respect to the probable outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

                 In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following: (1) the Private Placement Memorandum; (2) the [First Amended and Restated] Agreement of Limited Partnership of the Operating Partnership, as amended, as of ___________________, 1997 (the "Operating Partnership Agreement"); (3) the [Amended and Restated] Declaration of Trust of the Company dated as of ________________, 1997 (the "Declaration of Trust"); (4) the agreements of limited partnership, as amended to the date hereof and as proposed to be amended in connection with the Consolidation, of each of the Opportunity Partnerships; (5) the articles of incorporation or declaration of trust, as applicable, as amended to the
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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 3




date hereof, of each of the ZML REITs; (6) the Contribution Agreement (including various exhibits thereto), dated as of __________, 1997, by and among the Operating Partnership, the Opportunity Partnerships, [Equity Office Holdings, L.L.C. and Equity Office Properties, L.L.C.], as amended to the date hereof; (7) the Merger Agreement, dated as of ___________, 1997, by and among the ZML REITs and the Company, as amended to the date hereof; (8) other necessary documents; and (9) the facts as we have deemed necessary to render the opinions set forth in this letter. The opinions set forth in this letter also are premised on certain written representations of the Company, each of the ZML REITs, the Opportunity Partnerships, and the Operating Partnership contained in letters to us dated as of the date hereof regarding certain aspects of the Consolidation Transactions (collectively, the "Management Representation Letters").

                 We have made such legal and factual inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of these opinions. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Private Placement Memorandum and the Management Representation Letters. We consequently have relied upon representations in the Management Representation Letters that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not, however, aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

                 Moreover, we have assumed that (i) each of the ZML REITs and the Opportunity Partnerships have been operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation, declaration of trust or other organizational documents; (ii) each of the Company, the Operating Partnership, and the Opportunity Partnerships will be operated in the manner described in the relevant partnership agreement, declaration of trust, articles (or certificate) of incorporation, or other organizational documents and in the Private Placement Memorandum; (iii) the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland; (iv) each of the ZML REITs is validly organized and duly incorporated corporation or real estate investment trust under the laws of the state in which they were purported to organized (as applicable); (v) the Operating Partnership is a duly





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 4


organized and validly existing limited partnership under the laws of the State of Delaware; and (vi) each of the Opportunity Partnerships is a duly organized and validly existing limited partnership under the laws of the State of Illinois.

                 In our review, we have assumed that all of the representations and statements set forth in the documents that we reviewed (including the Management Representation Letters) are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Declaration of Trust, the Operating Partnership Agreement, the Merger Agreement, the Contribution Agreement, the articles of incorporation or declaration of trust, as applicable, of the ZML REITs, and the agreements of limited partnership of the Opportunity Partnerships, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

OPINIONS WITH RESPECT TO THE MERGERS OF THE ZML REITS INTO THE COMPANY

                 For the purposes of our opinions set forth below with respect to the tax treatment of the Mergers of the ZML REITs into the Company, we have assumed with your permission (in addition the various other assumptions set forth in this letter) that:

                 (a) Each of the Mergers will be effective and will qualify as a statutory merger under applicable state law.

                 (b) Since the date of its organization, each ZML REIT has qualified, and through the effective time of the Merger, will continue to qualify, as a "real estate investment" trust pursuant to Sections 856 through 860 of the Code.

                 (c) The Company will make a valid election (and take all actions necessary in connection therewith) under IRS Notice 88-19 with respect to the merger of each of the ZML REITs into the Company.

                 (d) There does not exist any plan or intention on the part of the shareholders of any of the ZML REITs to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 5




corporation to its shareholders), redemption or reduction in any way of the shareholder's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (collectively, a "Sale") of or with respect to Shares to be received by the shareholders of a ZML REIT such that the aggregate fair market value, determined as of the effective time of the Merger, of the Shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all outstanding shares of stock or beneficial interest, as applicable, of such ZML REIT immediately prior to the Merger. For purposes of this assumption, any shareholder of a ZML REIT that exercises dissenters appraisal rights in connection with the Merger will be treated as having received Shares in the Merger and then sold those Shares for cash.

                 (e) To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the party incurring such expenses, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

                 Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion as follows with respect to the Mergers of the ZML REITs into the Company:

                 1. The Merger of each ZML REIT into the Company will qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

                 2. No gain or loss will be recognized by a ZML REIT either on the transfer of its assets to the Company in exchange for Shares and the assumption of the ZML REIT's liabilities by the Company or on the distribution of the Shares received in the exchange to the shareholders of that ZML REIT.

                 3. No gain or loss will be recognized by the Company on its acquisition of the assets of a ZML REIT in exchange for Shares and the assumption of the liabilities of that ZML REIT.

                 4. No gain or loss will be recognized to the shareholders of a ZML REIT on the exchange of their stock or shares of beneficial interest, as applicable, solely for Shares in the Merger.





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 6





                 5. The payment of cash to a ZML REIT shareholder in lieu of fractional share interests of Shares will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then redeemed by the Company. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional Share redeemed, as provided in Section 302(a) of the Code.

                 6. The tax basis of the Shares to be received by the shareholders of a ZML REIT in the Merger will be the same as the tax basis of the common stock or shares of beneficial interest, as applicable, of the ZML REIT surrendered in exchange therefor.

                 7. The holding period of the Shares to be received by the shareholders of a ZML REIT in the Merger will include the period during which the common stock or shares of beneficial interest, as applicable, of the ZML REIT surrendered in exchange therefor were held.

                 As described in the Private Placement Memorandum, up to 10% of the Shares issued to the shareholders of each ZML REIT in the Mergers will be deposited into escrow. For a discussion of the tax treatment of any Escrowed Shares that are required to be returned to the Company in satisfaction of obligations of the former ZML REIT shareholders to the Company (and the uncertainties associated with such treatment), see the section of the Private Placement Memorandum captioned "Federal Income Tax Considerations -- Tax Consequences of the Merger of the ZML REITs into the Company -- Tax Treatment of Escrowed Shares."

                 We note that prior to, and in anticipation of, the Consolidation, certain of the Opportunity Partnerships will dispose of various assets that they hold that are not intended to be acquired by the Operating Partnership in the Consolidation and will distribute the proceeds of such dispositions to the partners, including the ZML REITs. The ZML REITs in turn will distribute any amounts (or assets) received to their respective shareholders. This opinion letter does not address the tax consequences to the ZML REITs or their respective shareholders of the disposition transactions.

                 Immediately prior to the Consolidation, each ZML REIT will pay (or set aside for payment) a cash dividend sufficient to permit that ZML REIT to meet





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 7




the annual distribution requirements applicable to REITs under the Code. These dividends will be taxable to the recipients thereof in accordance with the rules generally applicable to dividends paid by a REIT.

                 The Mergers could involve special tax considerations for shareholders of a ZML REIT that are "non-U.S. shareholders" (that is, a nonresident alien individual, foreign corporation, foreign partnership, or foreign estate or trust) under the Foreign Investors in Real Property Tax Act ("FIRPTA"). These special considerations could include the recognition of gain even though the Mergers qualify as reorganizations under the Code, if a ZML REIT were not to qualify as a REIT or were not to be considered a "domestically controlled REIT" for purposes of FIRPTA. See "Federal Income Tax Considerations -- Tax Consequences of the Mergers of the ZML REITs into the Company --Special Considerations Related to Merger for Non-U.S. Shareholders."

OPINIONS WITH RESPECT TO THE OPERATING PARTNERSHIP AND THE TRANSFERS BY THE OPPORTUNITY PARTNERSHIPS TO THE OPERATING PARTNERSHIP

                 For purposes of our opinions set forth below with respect to the tax consequences of the transfers of assets by the Opportunity Partnerships to the Operating Partnership, we have assumed with your permission (in addition to the various other assumptions set forth in this letter) that:

                 (a) The aggregate adjusted basis of each of the Opportunity Partnerships in its respective assets at the time of the Consolidation, after giving effect to all transactions anticipated to be undertaken in contemplation thereof, will exceed the aggregate outstanding liabilities of that Opportunity Partnership (including for this purpose an Opportunity Partnership's "share," determined under Section 752, of the liabilities of each partnership, limited liability company, and joint venture in which it owns an interest).

                 (b) No Investor LP will have a "negative capital account" with respect to its interest in an Opportunity Partnership (that is, each Investor LP will have an adjusted tax basis in its interest in the Opportunity Partnership at least equal to its "share" (determined under Section 752 of the Code) of the aggregate outstanding liabilities of that Opportunity Partnership (including for this purpose an Opportunity Partnership's "share" of the liabilities of each partnership, limited liability company, and joint venture in which it owns an interest).





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 8





                 (c) No Opportunity Partnership will own immediately prior to the Consolidation any "unrealized receivables" (as defined in Section 751 of the Code), other than "Section 1245 property" (as defined in Section 1245(a)(3) of the Code) and "Section 1250 property" (as defined in Section 1250(c) of the
Code).

                 Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion as follows with respect to the Operating Partnership, the Opportunity Partnerships, and the transfers by the Opportunity Partnerships to the Operating Partnership:

                 1. The Operating Partnership and each of the Opportunity Partnerships will be treated as a partnership for federal income tax purposes and will not be subject to tax as a corporation or an association taxable as a corporation.

                 2. The transfers by the Opportunity Partnerships of their respective assets to the Operating Partnership in exchange for Units will not result in the recognition of taxable gain or loss at the time of the Consolidation to an Investor LP who does not receive cash distributions (or deemed distributions of cash attributable relief from liabilities) in connection with the Consolidation in excess of such Investor LP's basis in its Opportunity Partnership interest at the time of the Consolidation.

                 3. An Investor LP in an Opportunity Partnership who subsequently receives a distribution of Units from an Opportunity Partnership will not recognize taxable gain as a result of such distribution.

                 4. The Unit Redemption Right will not be considered "other consideration" such that its receipt would result in either an Opportunity Partnership or an Investor LP being treated under the "disguised sale" rules as having sold all or a portion of its assets to the Operating Partnership in the Consolidation.

                 5. The exercise of the Unit Redemption Right by an Investor LP more than two years after the date of the Consolidation will not cause the Consolidation itself to be a taxable transaction for either the applicable Opportunity Partnership or the exercising Investor LP.





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 9





                 We note that prior to, and in anticipation of, the Consolidation, certain of the Opportunity Partnerships will dispose of various asset s that they hold that are not intended to be acquired by the Operating Partnership in the Consolidation. This opinion letter does not address the tax consequences to the Opportunity Partnerships or their respective partners of these various disposition transactions.

OPINION WITH RESPECT TO DISCUSSION IN "FEDERAL INCOME TAX
CONSIDERATIONS" SECTION OF THE PRIVATE PLACEMENT MEMORANDUM

                 Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that the discussion in the Private Placement Memorandum under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that such discussions describe matters of law or legal conclusions, are correct in all material respects.

                             *    *    *    *    *

                 For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussions of federal income tax issues in the sections of the Private Placement Memorandum under the heading "Federal Income Tax Considerations."

                 We assume no obligation to advise you of any changes in our opinion subsequent to the deliveries of this opinion letter.

                 This opinion letter addresses only the specific federal tax matters set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Consolidation Transactions or any other transaction undertaken in connection therewith. Without limitation to the foregoing, this opinion letter expressly does not, and should not be construed to, address the tax consequences of the Consolidation for the entities that are currently the managing general partners of the Opportunity Partnerships (the ZML General Partners), Equity Office Holdings, L.L.C., Equity Office Properties, L.L.C., or the owners of interests in any of these entities.

                 This opinion letter has been prepared solely for your use in connection with the Consolidation and should not be quoted in whole or in part or otherwise be





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Equity Office Properties Trust
EOP Operating Limited Partnership
 and the Other Addressees Listed on
 Schedule A Hereto
____________, 1997
Page 10




referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We do, however, consent to the references to this opinion letter in the Private Placement Memorandum and to the inclusion of the opinion letter as an exhibit to the Private Placement Memorandum.



                                        Very truly yours,



                                        Hogan & Hartson L.L.P.





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Schedule A to Letter
of Hogan & Hartson L.L.P.
Dated ______________, 1997


Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV

ZML Investors, Inc.

ZML Investors II, Inc.

Zell/Merrill Lynch Real Estate Opportunity Partners III Trust

Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust